Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of this 19th day of May, 2011 (this “Agreement”), between New Mountain Guardian Partners (Leveraged), L.L.C., a Delaware limited liability company (“Guardian Partners Leveraged”), and New Mountain Guardian Partners Debt Funding, L.L.C., a Delaware limited liability company and wholly-owned direct subsidiary of Guardian Partners Leveraged (“Guardian Partners Debt Funding”).  Guardian Partners Leveraged and Guardian Partners Debt Funding shall each be referred to herein as a “Party” and shall be referred to collectively as the “Parties”.

WITNESSETH:

WHEREAS, at 4:15 p.m. (New York City Time) on May 19, 2011 (the “First Guardian Merger Effective Time”), New Mountain Guardian AIV, L.P. (“Guardian AIV”) caused New Mountain Guardian Debt Funding, L.L.C., a wholly-owned indirect subsidiary of Guardian AIV (“Guardian Debt Funding”) to merge with and into New Mountain Finance Holdings, L.L.C., a wholly-owned direct subsidiary of Guardian AIV (the “Operating Company”), with the Operating Company as the surviving entity (the “First Guardian Merger”);

WHEREAS, Guardian Partners Debt Funding desires to merge, concurrently with the First Guardian Merger Effective Time and effective as of the Second Guardian Merger Effective Time (as defined herein), with and into Guardian Partners Leveraged, by means of a merger of Guardian Partners Debt Funding with and into Guardian Partners Leveraged, with Guardian Partners Leveraged being the surviving entity (the “Second Guardian Merger”), on the terms set forth in this Agreement;

WHEREAS, Guardian Partners Leveraged desires to acquire the assets, and to assume all of the liabilities and obligations, of Guardian Partners Debt Funding by means of the Second Guardian Merger on the terms set forth in this Agreement;

WHEREAS, New Mountain Guardian Partners, L.P., a Delaware limited partnership (“Guardian Partners”), is the sole member of Guardian Partners Leveraged and Guardian Partners Leveraged is the sole member of Guardian Partners Debt Funding.  The sole member of each Party shall be referred to herein as the “Member” of such Party;

WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act (the “Delaware Act”) authorizes the merger of any business entity with or into a Delaware limited liability company; and

WHEREAS, the board of managers of Guardian Partners Debt Funding has approved the Second Guardian Merger and authorized the sole Member of Guardian Partners Debt Funding to execute this Agreement, in accordance with Section 2.1 of Guardian Partners Debt Funding’s limited liability company agreement, as amended, and the Member of Guardian Partners Leveraged has approved the Second Guardian Merger and authorized the sole Member of Guardian Partners Leveraged to execute this Agreement, in accordance with Section 5 of Guardian Partners Leveraged’s limited liability company agreement, as amended.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01.  The Merger.

(a)           Subject to the filing of a duly executed and verified certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware pursuant to and in accordance with the Delaware Act, the Second Guardian Merger shall be effective at 4:15 p.m. (New York City Time) on May 19, 2011(the time the Second Guardian Merger becomes effective in accordance herewith and applicable law being referred to herein as the “Second Guardian Merger Effective Time”).

(b)           At the Second Guardian Merger Effective Time, Guardian Partners Debt Funding shall be merged with and into Guardian Partners Leveraged, whereupon the separate existence of Guardian Partners Debt Funding shall cease, and Guardian Partners Leveraged shall be the surviving entity of the Second Guardian Merger (the “Surviving Company”) and will continue as a Delaware limited liability company in accordance with Section 18-209 of the Delaware Act.

(c)           The Second Guardian Partners Merger shall have the effects set forth in this Agreement and Section 18-209 of the Delaware Act.

SECTION 1.02.  Conversion of Interests; Member.

(a)           At the Second Guardian Merger Effective Time, each limited liability company interest in Guardian Partners Debt Funding shall, by virtue of the Second Guardian Merger, and without any action on the part of Guardian Partners Leveraged, Guardian Partners Debt Funding or the holder thereof, be automatically canceled and extinguished without any payment of any consideration therefor and shall thereafter cease to exist.

(b)           At the Second Guardian Merger Effective Time, each limited liability company interest in Guardian Partners Leveraged shall, by virtue of the Second Guardian Merger, and without any action on the part of Guardian Partners Leveraged, Guardian Partners Debt Funding or the holder thereof, remain outstanding and unchanged as a limited liability company interest in Guardian Partners Leveraged, as the Surviving Company, with such limited liability company interests having the terms and conditions as set forth from time to time in the Limited Liability Company Agreement of Guardian Partners Leveraged, dated as of November 10, 2009 (as the same may be amended from time to time, the “Guardian Partners Leveraged LLC Agreement”).  Guardian Partners shall be the Member of the Surviving Company until such time that Guardian Partners ceases to be the Member of the Surviving Company.

ARTICLE II

THE SURVIVING COMPANY

SECTION 2.01.    Certificate of Merger.  Upon the terms and subject to the conditions of this Agreement, Guardian Partners Leveraged, as the Surviving Company, shall file the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to and in accordance with the Delaware Act and shall make all other filings or recordings as may be required under the Delaware Act and any other applicable law in order to effect the Second Guardian Merger.

SECTION 2.02.  Limited Liability Company Agreement.  The Guardian Partners Leveraged LLC Agreement shall be the limited liability company agreement of the Surviving Company unless and until amended in accordance with its terms and applicable law.

SECTION 2.03.  Name of Surviving Company.  The name of the Surviving Company shall be “New Mountain Guardian Partners (Leveraged), L.L.C.”

ARTICLE III

CONDITIONS

SECTION 3.01.  Conditions to Closing.  The obligations of the Parties to consummate the Second Guardian Merger shall be subject to the receipt of the necessary vote or consent of the respective members of the parties hereto in accordance with Delaware Act and the parties’ respective operating agreements.

ARTICLE IV

TERMINATION

SECTION 4.01.  Termination.  This Agreement may be terminated and the Second Guardian Merger may be abandoned at any time prior to the Second Guardian Merger Effective Time by mutual written consent of the Parties.

ARTICLE V

MISCELLANEOUS

SECTION 5.01.  Authorization.  The Member of each Party (in such capacity, an “Authorized Person”), shall be authorized, at such time in its sole discretion as it deems appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of such Party, and, to the extent necessary, the members of such Party, any and all documents and instruments including, without limitation, the Certificate of Merger, and shall do and perform any and all acts, as they deem necessary or advisable in order to effectuate the Second Guardian Merger.

SECTION 5.02.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or any electronic imaging means shall be as effective as delivery of a hand-written executed counterpart of this Agreement.

SECTION 5.03.  Amendment.  This Agreement may be amended at any time prior to the Second Guardian Merger Effective Time by mutual written consent of the Parties.

SECTION 5.04.  Further Assurances.  Each of the Parties shall take or cause to be taken all appropriate actions and do, or cause to be done, all things reasonably necessary or appropriate to consummate and make effective any of the provisions hereof.

SECTION 5.05.  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

NEW MOUNTAIN GUARDIAN PARTNERS (LEVERAGED), L.L.C.

By:	NEW MOUNTAIN GUARDIAN PARTNERS, L.P.,
its Managing Member

	By:	NEW MOUNTAIN GUARDIAN GP, L.L.C.,
its General Partner

		By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member

NEW MOUNTAIN GUARDIAN PARTNERS DEBT FUNDING, L.L.C.

By:	NEW MOUNTAIN GUARDIAN PARTNERS (LEVERAGED), L.L.C.,
its Managing Member

	By:	NEW MOUNTAIN GUARDIAN PARTNERS, L.P.,
its Managing Member

	By:	NEW MOUNTAIN GUARDIAN GP, L.L.C.,
its General Partner

		By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member